EXHIBIT 10.3

                            AMENDMENT NUMBER ONE TO

                           PURCHASE & SALE AGREEMENT

     This Amendment Number One to Purchase & Sale Agreement (this "Amended Agreement") dated effective as of the 14th day of June, 2004, is by and among EDWARD MIKE DAVIS, L.L.C., a privately-held limited liability company organized and existing under the laws of the State of Nevada and qualified to do business in the States of Colorado and California ("EMD, LLC"), EMD Colorado One, Inc., a Nevada corporation ("EMD Colorado") (collectively EMD, LLC and EMD Colorado are the "Seller"), and DELTA PETROLEUM CORPORATION, a publicly-held corporation organized and existing under the laws of the State of Colorado and qualified to do business in the states of Colorado and California (the "Buyer"). Seller and Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

     WHEREAS, Buyer and Seller are parties to that certain Purchase and Sale Agreement dated effective as of the 14th day of June, 2004 (the "June 14th Agreement"); and

     WHEREAS, the Parties now wish to amend and restate the June 14th Agreement as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the June 14th Agreement is hereby amended and restated in its entirety to read as follows:

1.   California Wells:

     Seller, subject to the terms of that certain Farmout agreement with Petrogulf Corporation dated May 30, 2003, (which is attached hereto and made a part hereof as if fully set forth as Exhibit "A" and which Seller represents is in full force and effect and that Seller is not in material breach thereof), will deliver a 70% net revenue interest based on a 100% working interest in the gas wells and lands as described on Schedule A-1 attached hereto (the "California Wells").

     Seller's delivery of the California Wells is made on an "as is, where is" basis and with all faults and defects and without warranties whatsoever with respect to any interest herein assigned or conveyed, either expressed or implied, except by, through and under Seller. To the extent that Seller has any warranty or other claims regarding the California Wells, such rights and claims are hereby assigned to Buyer.

     The California Wells will continue to be operated by, through and under Seller for two (2) months after the date of the June 14th Agreement, or longer if necessary and requested by Buyer. Buyer shall bear and be responsible for all expenses of the operation of the California Wells. Buyer shall reimburse Seller for its bonds, to the extent said bonds are cash bonds and are transferred to Buyer, upon execution of this Agreement or within 35 days after the submission of the assignment. Buyer shall become the operator of the California Wells, subject to compliance with all applicable governing law and the approval of the assignment to Buyer by Petrogulf Corporation and cause all Seller's bonds to be released (if Buyer has reimbursed Seller for the bonds, then the Seller shall immediately refund such funds to Buyer upon release). Pending the assignment, Buyer may operate by, through and under Seller; provided, however, that Buyer shall indemnify Seller from liability for any and all third party claims during such period of operation to the extent that such claims are not alleged to be the proximate result of any act or failure to act by Seller.

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2.   Tap Field:

     Seller will deliver all its right, title and interest being 50.00% working interest and 40% net revenue interest effective as of June 1, 2004, in and to all oil and gas leasehold interest as described on Schedule A-2 attached hereto(hereinafter referred to as the "Tap Field Assets"). The Tap Field Assets being assigned are made on an "as is, where is" basis and with all faults and defects and without warranties whatsoever with respect to any interest herein assigned or conveyed, either expressed or implied, except by, through and under Seller. To the extent that Seller has any warranty or other claims regarding the Tap Field, such rights and claims are hereby assigned to Buyer.

3.   Hyde Field:

     Seller will deliver all its right, title and interest being 100.00% working interest and 75% or 80% net revenue interest as described on Schedule A-3 attached hereto (hereinafter referred to as the "Hyde Field Assets"). The Hyde Field Assets being assigned are made on an "as is, where is" basis and with all faults and defects and without warranties whatsoever with respect to any interest herein assigned or conveyed, either expressed or implied, except by, through and under Seller. To the extent that Seller has any warranty or other claims regarding the Hyde Field, such rights and claims are hereby assigned to Buyer.

4.   7.5% Reversionary Working Interest:

     The "South Tongue Interests" is a defined term in that certain Purchase and Sale Agreement dated as of August 1, 2003, as amended, by and among EDWARD MIKE DAVIS, an unmarried man ("Davis"), EDWARD MIKE DAVIS, L.L.C., a privately-held limited liability company organized and existing under the laws of the State of Nevada ("Davis LLC") (collectively, Davis and Davis LLC are the "Seller" [with EMD Colorado One, Inc. called "South Tongue Seller"]), and DELTA PETROLEUM CORPORATION, a publicly-held corporation organized and existing under the laws of the state of Colorado ("Buyer") (the "August 1, 2003 Agreement"). For the purposes of this Agreement, the August 1, 2003 Agreement is incorporated herein by this reference.

     South Tongue Seller agrees to decrease South Tongue Seller's reversionary interest at payout in the South Tongue Interests which include all additional oil and gas leases purchased, but exclude any reduction for purchased production acquired in the South Tongue after the date of execution of the August 1, 2003 Agreement from forty-two and one half percent (31.875% NRI) to thirty five percent (26.250% NRI) being a 7.5% Reversionary Working Interest and a 5.625% Net Revenue Interest, as set forth in Amendments to Section 2.5 of the August 1, 2003 Agreement. The decrease in South Tongue Seller's South Tongue Interests does not include voting rights for all purposes with South Tongue Seller retaining voting rights to 50% Working Interest (37.5% NRI).

     Seller is selling to Buyer and Buyer agrees to buy from Seller the Seller's Interest in and to the California Wells, the Tap Field Assets, the Hyde Field Assets and the 7.5% Reversionary Working Interest.

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5.   Consideration:

     In consideration of the sale of the Seller's Interest in and to the California Wells, Tap Field Assets, Hyde Field Assets and 7.5% Reversionary Working Interest, Buyer agrees to deliver to Seller, Seven Hundred Sixty Thousand (760,000) shares of Buyer's common stock ("Shares") (the "Purchase Price"), the value of which shall be allocated as set forth on Schedule B-1 attached hereto.

     The purchase and sale of the California Wells, Tap Field Assets, Hyde Field Assets and the 7.5% Reversionary Working Interest pursuant to this Agreement and receipt of the Purchase Price shall be on or before 5:00 p.m. Mountain Daylight Savings Time, on July 7, 2004. Buyer delivers to Seller Buyer's common stock (the Shares) as set forth below with all registrations as provided below.

6.   Registration of Shares:

     Buyer agrees that within three (3) business days of the execution of this Agreement, Buyer will cause a final draft amendment to the existing Form S-3 that was filed by the Buyer with the SEC on June 3, 2004 (SEC File Number 333-116111) that includes the Shares (the "Amended SEC Filing") to be presented to its independent auditing firm for its review and that, within one business day after Buyer receives the written consent of its independent auditing firm, it will cause the Amended SEC Filing to be filed with the SEC.

     With respect to the Registration Statement (as defined below), the Buyer will:

          (a) cause the Amended SEC Filing to become and remain effective (the "Registration Statement") as soon as reasonably practicable after the filing thereof (provided, that before filing the Registration Statement or prospectus or any amendments or supplements thereto, Buyer will furnish copies of all such documents proposed to be filed to Seller covered by such Registration Statement for review by Seller, its attorney(s), accountant(s) or other professionals retained by Seller);

          (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earlier of (1) such time as all of such Shares covered by such Registration Statement have been sold (but not before the expiration of the applicable prospectus delivery period) or (2) 180 days after the effective date of such Registration Statement;

          (c) notify Seller promptly after Buyer causes the Registration Statement to be filed with the SEC;

          (d) furnish to Seller, such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including, without limitation, each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Shares owned by Seller (it being understood that Buyer consents to the use of the prospectus and any amendment or supplement thereto by Seller);

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          (e)  register or qualify the Shares under such other securities or blue-sky laws of such jurisdictions within the United States as Seller reasonably requests, to keep such registration or qualifications in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Seller to consummate the disposition in such jurisdictions of the Shares owned by Seller;

          (f) notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (including those set forth herein) that requires the making of any change in the prospectus included in such Registration Statement, so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of Seller, the Buyer will promptly prepare and furnish to Seller, a reasonable number of copies of a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) notify Seller promptly, and (if requested by Seller) confirm such notice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (2) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations or warranties of Buyer or any subsidiary contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in any material respect, (5) of the receipt by the Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) of the Buyer's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (h) use its reasonable best efforts to immediately cause all such Shares to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of the Buyer of the same class are then listed;

          (i) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance and scope) and take all such other action as Seller reasonably requests in order to expedite or facilitate the disposition of the Shares;

          (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and applicable state securities authorities;

          (k) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of the Shares included in such Registration Statement for sale in any jurisdiction, Buyer will use its reasonable best efforts promptly to obtain the withdrawal of such order;

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          (l)  use its reasonable best efforts to cause the Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Seller to consummate the disposition of the Shares;

          (m) deliver such documents and corporate resolutions demonstrating that the Shares were duly authorized, validly issued, fully paid and non-assessable;

          (n) make available for inspection by Seller and any attorney, accountant or other professional retained by Seller (in this subsection collectively referred to as "inspectors"), all financial and other records, pertinent corporate documents and properties of the Buyer as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Buyer's officers, directors and employees to supply all information reasonably requested by any such inspectors in connection with such Registration Statement;

          (o) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Buyer) for all the Shares covered by the Registration Statement from and after a date not later than the effective date of such registration, and pay all expenses and costs in connection with the Registration Statement that are incident to the performance by the Buyer of its obligation to register the Shares under this Amended Agreement, including, without limitation: (i) all SEC and NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing any Registration Statement, any Prospectus, and any amendments or supplements thereto; (iv) the fees and disbursements of counsel for the Buyer and of the independent public accountants of the Buyer; and (v) all expenses and costs for any and all opinions that Seller is required to obtain in connection with the sale of the Shares. Buyer shall not, however, be obligated to pay the cost of Seller's counsel and Seller shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to any sale of the Shares sold by Seller.

     A fax copy of this Amended Agreement shall be deemed the same as an original.

Accepted and agreed to as of the 7th    Accepted and agreed to as of the 7th
day of July, 2004.                      day of July, 2004.

Edward Mike Davis, L.L.C.               Delta Petroleum Corporation


By:/s/ Edward Mike Davis                By:/s/ Roger A. Parker
   Edward Mike Davis, Manager              Roger A. Parker, President & CEO

South Tongue Seller:                    South Tongue Seller:

EMD Colorado One, Inc.                  Edward Mike Davis


By:/s/ Edward Mike Davis                By:/s/ Edward Mike Davis
   Edward Mike Davis, President            Edward Mike Davis

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